Exhibit 99.1

Yahoo To Improve Profitability and Accelerate Growth By Sharpening Focus

Board To Pursue Reverse Spin Concurrent With Other Strategic Alternatives

Sunnyvale, Calif., February 2, 2016 — Yahoo! Inc. (NASDAQ: YHOO) will announce today an aggressive strategic plan to simplify the company, narrowing its focus on areas of strength to better fuel growth, drive revenue and increase efficiency in 2016 and beyond.

Collectively, the strategic plan aims to:

•	Improve consumer and advertiser product quality and grow daily active users (DAUs)

•	Drive continued growth in revenue realized through Mavens (mobile, video, native and social) to $1.8 billion this year,

•	Improve profitability to reach an adjusted EBITDA run rate of approximately one billion dollars by the second half of 2016

•	Reduce operating expenses by more than $400 million by the end of 2016

•	Limit GAAP revenue impact of product and regional exits to approximately $100 million

•	Explore non-strategic asset divestitures that, if consummated, could generate in excess of $1 billion in cash, and

•	Deliver increased value to shareholders, advertisers, and the more than one billion people who use Yahoo’s products and services.

“Today, we’re announcing a strategic plan that we strongly believe will enable us to accelerate Yahoo’s transformation,” said Marissa Mayer, CEO of Yahoo. “This is a strong plan calling for bold shifts in products and in resources. We are extremely proud of the billion dollar plus business we have built in mobile, video, native, and social. Our strategic bets in Mavens have enabled us build an entirely new, forward-leaning business of tremendous scale and growth in just three years. The plan announced today builds from that achievement and will dramatically brighten our future and improve our competitiveness, and attractiveness to users, advertisers, and partners.”

“The Board is committed to the turnaround efforts of the management team and supportive of the plan announced today. We have tremendous respect for the thousands of Yahoos who work very hard to make the world a better place,” said Maynard Webb, Yahoo’s Chairman of the Board. “The Board also believes that exploring additional strategic alternatives, in parallel to the execution of the management plan, is in the best interest of our shareholders. Separating our Alibaba stake from our operating business continues to be a primary focus, and our most direct path to value maximization. In addition to continuing work on the reverse spin, which we’ve discussed previously, we will engage on qualified strategic proposals.”

Strategic Plan for Growth

On this afternoon’s fourth quarter and year end 2015 earnings call, Yahoo will lay out a go-forward plan for accelerating growth at the Company through four key objectives:

•	Play to Strengths to Grow User Engagement. Yahoo has grown into a guide to digital information discovery for more than one billion monthly active users. In 2016, the Company will prioritize growing engagement with its enormous user base. Yahoo will simplify its product portfolio to emphasize the products that distinguish the Company competitively and drive the most substantial portion of users, revenue, and market opportunity. This focus will increase the pace of innovation and product improvement, deliver a more deeply integrated Yahoo experience and more quickly grow key metrics such as page views, logged in users, and DAUs.

For consumer products, Yahoo will consist of three global platforms: Search, Mail, and Tumblr, and four verticals: News, Sports, Finance and Lifestyle in growth markets like the U.S., Canada, U.K., Germany, Hong Kong, and Taiwan. For advertisers, Yahoo will be defined by two core offerings: Gemini and BrightRoll. Gemini combines search and native ads for superior results, while BrightRoll offers programmatic buying and selling tools for video, display and native advertising.

For Yahoo’s search business, mobile search is the biggest opportunity. The Company will shift most of the resources in this area toward more forward-leaning mobile search investments, positioning it to redefine search for mobile devices, which will help drive sustainable long-term growth and differentiation.

Yahoo Mail is the heart of the Company’s communications products. To continue to grow DAUs and increase engagement, investment in Yahoo Mail will be used to improve speed and stability, as well as add features that make it easier for users to share, search and connect through the platform. As an essential driver of the Company’s entire product portfolio, focused investment in Yahoo Mail will help accelerate growth across the business.

For the Tumblr platform and Yahoo’s digital content strongholds of News, Sports, Finance, and Lifestyle, investment will be focused on growing user engagement, especially on mobile. The Company will invest in features and experiences that engage users as both consumers and creators of content, encouraging them to do more with, and therefore spend more time on, the Yahoo network.

•	Drive Mavens Revenue Growth. Yahoo will continue to invest in the Mavens strategy to counterbalance legacy business declines with an emphasis on mobile. Mavens revenue exceeded $1.6 billion in GAAP revenue in 2015, a 45 percent year-over-year increase that surpassed our forecast. Focus on engagement growth and improved monetization for the core consumer products, together with the syndication of mobile tools through the Yahoo Mobile Developer Suite, Yahoo expects to drive long-term sustainable revenue growth and reach more than $1.8 billion in Mavens GAAP revenue in 2016.

Advertiser spend in Mavens areas is projected to increase significantly. Mobile industry ad spend is anticipated to nearly double by 2018, and programmatic technology has become the proven advertising solution for optimal performance, pricing and control. In response to these trends, Yahoo’s global sales team has already begun to shift toward performance and programmatic offerings and the Company has already seen the benefits of this in Q4. This strategy, plus the work that’s been done over the last two years with Mavens-focused ad formats and investment in Gemini and BrightRoll platforms, positions Yahoo well to ride these trends toward sustainable growth.

•	Simplify the Business to Improve Execution. In 2016, a smaller product portfolio emphasizing Yahoo’s core strengths will yield better focus, execution, and ultimately clearer value to shareholders, advertisers and users. Since 2012 the Company has invested across different product areas and markets to drive innovation and fuel growth and now it will align resources towards proven growth areas. In Q4 the Company closed Yahoo Screen and shifted away from original scripted content. In 2016, Yahoo will consolidate some Digital Magazines under one of our four core verticals, while others will be shut down. The Company will also exit legacy products, including Games and Smart TV, that have not met growth expectations. A simpler product portfolio more focused on Yahoo’s strengths will allow the Company to more quickly improve offerings to increase profitability.

In addition to a clarified product portfolio, Yahoo has begun to explore divesting non-strategic assets of value such as the responsible monetization of non-strategic patents, the sale of valuable real estate, and other non-core, non-strategic assets. Through the end of the year, the Company estimates that these efforts could generate between one and three billion dollars in cash.

•	Efficiently Align Resources. Yahoo’s plan reflects the Company’s goal continue to spend thoughtfully, operate effectively, and drive profitability. As part of this plan, the Company has begun executing on a number of additional cost-savings effort. Since 2012, Yahoo has already made significant strides to manage headcount and achieve stability with fewer employees. Yahoo values everyone who has dedicated themselves and made contributions to the Company. The changes in the employee footprint have not been easy, but are necessary to position the Company for a stronger future.

To that end, Yahoo plans to reduce our workforce by roughly 15 percent and exit five offices in Dubai, Mexico City, Buenos Aires, Madrid, and Milan, subject to local laws and consultation processes. It’s expected that most of these changes will take place in Q1, but by the end of 2016, the Company anticipates having approximately 9,000 employees and fewer than 1,000 contractors. This represents a workforce that is roughly 42 percent smaller than it was in 2012 and will result in savings in short term operating expense of $400 million annually. Yahoo does not take this decision lightly and will make every effort to handle the process with thoughtfulness, transparency, and compassion.

As a result of this four point plan, Yahoo is expected to return to modest and accelerating growth in 2017 and 2018. Yahoo’s leadership and Board together believe that by taking these steps, the Company will more quickly realize a significant and positive impact on the trajectory of its transformation.

About Yahoo

Yahoo is a guide focused on informing, connecting, and entertaining our users. By creating highly personalized experiences for our users, we keep people connected to what matters most to them, across devices and around the world. In turn, we create value for advertisers by connecting them with the audiences that build their businesses. Yahoo is headquartered in Sunnyvale, California, and has offices located throughout the Americas, Asia Pacific (APAC) and the Europe, Middle East and Africa (EMEA) regions. For more information, visit the pressroom (pressroom.yahoo.net) or the Company’s blog (yahoo.tumblr.com).

This press release contains forward-looking statements (including, without limitation, the quotations from management) concerning Yahoo’s strategic plan, operational improvements and cost efficiency measures and their projected impact on Yahoo’s future growth and results of operations, as well as Yahoo’s review of strategic alternatives, including the separation of its remaining holdings in Alibaba Group Holding Limited. Risks and uncertainties may cause actual results to differ materially from the results predicted, and reported results should not be considered as an indication of future performance. The potential risks and uncertainties include, among others, risks related to Yahoo’s ability to continue to grow its mobile users and revenues; risks related to Yahoo’s ability to continue to grow the Mavens revenue; risks related to Yahoo’s ability to grow users, user engagement and pageviews; risks related to acquiring or developing compelling content; risks related to growing advertiser engagement; risk of potential reduction in spending by, or loss of, advertising customers; risks related to Yahoo’s ability to provide innovative search experiences and other products and services that differentiate its services and generate significant traffic; risks related to Yahoo’s ability to dispose of non-core assets on satisfactory terms; risks associated with strategic efforts to efficiently align our resources and to manage operating expenses effectively and improve profitability; risks related to acceptance by users of new products and services; risks related to Yahoo’s ability to compete with new or existing competitors; risks associated with the Search Agreement with Microsoft Corporation; risks related to joint ventures and the integration of acquisitions; risks related to possible impairment of goodwill or other assets; risks related to Yahoo’s ability to protect its intellectual property and the value of its brands; adverse results in litigation; security breaches; interruptions or delays in the provision of Yahoo’s services; risks related to Yahoo’s regulatory environment; risks related to fluctuations in foreign currency exchange rates; risks related to Yahoo’s international operations; risks related to Yahoo’s ability to recruit and retain key personnel; dependence on third parties for technology, services, content, and distribution; risks related to the calculation of our key operational metrics; and general economic conditions. With respect to Yahoo’s review of strategic alternatives, including the separation of the Alibaba stake, there is no assurance that any transaction or transactions will be consummated, and the potential risks and uncertainties include, among others, factors affecting the feasibility and timing of any such transaction or transactions, including, without limitation, required third party consents and regulatory approvals; adverse regulatory developments or determinations or adverse changes in, or interpretations of, U.S. or foreign tax laws, rules or regulations that could materially impact or delay or prevent completion of any such transaction or transactions; and risks related to realization of the expected benefits of any such transaction or transactions to Yahoo and its stockholders. All information set forth in this press release and its attachments is as of February 2, 2016. Yahoo does not intend, and undertakes no duty, to update this information to reflect subsequent events or circumstances. More information about potential factors that could affect the Company’s business and financial results is included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, as amended, and Quarterly Report on Form 10-Q for the quarter ended September 30, 2015, which are on file with the SEC and available on the SEC’s website at www.sec.gov. Additional information will also be set forth in those sections in Yahoo’s Annual Report on Form 10-K for the year ended December 31, 2015, which will be filed with the SEC in the first quarter of 2016.

Non-GAAP Financial Measure

This press release includes the Company’s expectations for adjusted EBITDA, which is a non-GAAP financial measure. Yahoo! Inc. (together with its consolidated subsidiaries, “Yahoo,” the “Company,” or “we”) uses this non-GAAP financial measure for internal managerial purposes and to facilitate period-to-period comparisons. We describe limitations specific to this non-GAAP financial measure below. We believe that adjusted EBITDA reflects an additional way of viewing aspects of our operations that, when viewed with our GAAP results, provides a more complete understanding of factors and trends affecting our business. This non-GAAP measure should be considered as a supplement to, and not as a substitute for, or superior to, net income attributable to Yahoo! Inc. (or “net earnings”) calculated in accordance with GAAP.

Adjusted EBITDA is defined as GAAP net earnings before of taxes, depreciation, amortization of intangible assets, stock-based compensation expense, other income, net (which includes interest), earnings in equity interests, net income attributable to noncontrolling interests and other gains, losses, and expenses that we do not believe are indicative of our ongoing results. We present adjusted EBITDA because the exclusion of certain gains, losses, and expenses facilitates comparisons of the operating performance of the Company on a period to period basis. Adjusted EBITDA has limitations as an analytical tool and should not be considered in isolation or as a substitute for results reported under GAAP. These limitations include: adjusted EBITDA does not reflect tax payments and such payments reflect a reduction in cash available to us; adjusted EBITDA does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in our businesses; adjusted EBITDA does not include stock-based compensation expense related to the Company’s workforce; adjusted EBITDA also excludes other income, net (which includes interest), earnings in equity interests, net income attributable to noncontrolling interests and other gains, losses, and expenses that we do not believe are indicative of our ongoing results, and these items may represent a reduction or increase in cash available to us; and adjusted EBITDA is a measure that may be unique to the Company, and therefore it may not enhance the comparability of our results to other companies in our industry. Management generally compensates for these limitations by also relying on the comparable GAAP financial measure of net earnings, which includes taxes, depreciation, amortization, stock-based compensation expense, other income, net (which includes interest), earnings in equity interests, net income attributable to noncontrolling interests and the other gains, losses and expenses that are excluded from adjusted EBITDA. This measure may be different than similarly titled measures used by other companies.

As mentioned above, we expect that the execution of our 2016 plan will cause our Adjusted EBITDA run rate for the second half of 2016 to be approximately $1 billion on an annualized basis. We expect the comparable GAAP financial measure—GAAP net earnings run rate—to be lower than such non-GAAP measure as a result of the inclusion of the following amount in the GAAP metric:

•	expected depreciation and amortization expense run rate of $525 million for the second half of 2016 on an annualized basis.

However, we are unable to provide a full reconciliation because we are unable to provide a forward-looking estimate of the other reconciling items between GAAP net earnings run rate and adjusted EBITDA run rate, including run rates of stock based compensation; restructuring charges; other income, net; provision for income taxes; earnings in equity interests; and net income attributable to noncontrolling interests; and other potential items such as advisory fees. Certain factors that are materially significant to our ability to estimate these run rates are out of our control and/or cannot be reasonably predicted. Accordingly, a full reconciliation to GAAP net earnings run rate is not available without unreasonable effort.

Media Relations Contact:

Sarah Meron, Yahoo! Inc., (408) 349-4040, media@yahoo-inc.com

Investor Relations Contact:

Joon Huh, Yahoo! Inc., (408) 349-3382, investorrelations@yahoo-inc.com